Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACTS:

AT FINANCIAL RELATIONS BOARD

Amy Cozamanis                               Laurie Berman
Investor/Analyst Contact                    General Inquiries
(310) 854-8314                              (310) 854-8315

                            AEHR TEST SYSTEMS REPORTS
                     SECOND QUARTER RESULTS FOR FISCAL 2006

Fremont, CA (January 5, 2006) - Aehr Test Systems (Nasdaq: AEHR), a leading supplier of semiconductor test and burn-in equipment, today announced financial results for the second quarter of fiscal 2006 ended November 30, 2005.

Net sales were $5.8 million in the second quarter of fiscal 2006, up approximately 21% from $4.8 million in the second quarter of fiscal 2005, and up approximately 25% from $4.6 million in the first quarter of fiscal 2006. The Company reported a profit of $166,000, or $0.02 per diluted share, in the second quarter of fiscal 2006, compared with a net loss of $599,000, or $0.08 per diluted share, in the same period of the prior year.

"I am extremely pleased to report that Aehr Test returned to profitability during the quarter," said Rhea Posedel, chairman and chief executive officer of Aehr Test Systems. "Net sales were strong, driven primarily by the $5 million in MAX system follow-on orders from a major, U.S.-based IC manufacturer which we announced in September of last year.

"We expect to see good demand for our MAX products throughout the remainder of fiscal 2006, and also believe that orders for our MTX-Fp+ parallel test systems will contribute to increased net sales. Additionally, we continue to see a high level of interest in our FOX(TM) wafer level burn-in and test systems and expect to ship our initial FOX-1 system during fiscal 2006," said Mr. Posedel. "Our focus on providing customers with a cutting-edge line of burn-in and testing products is paying off, and we remain committed to enhancing our offerings to address growing market opportunities."

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AEHR TEST SYSTEMS REPORTS SECOND QUARTER RESULTS FOR FISCAL 2006
JANUARY 5, 2006
PAGE 2 OF 4

Net sales were $10.5 million in the first six months of fiscal 2006, compared with $10.7 million in the first six months of fiscal 2005. The Company's net loss for the six months ended November 30, 2005 was $78,000, or $0.01 per diluted share, compared with a net loss of $1.9 million, or $0.26 per diluted share, in the same period of the prior year.

At November 30, 2005, cash and cash equivalents, short-term investments and long-term investments were $6.8 million, compared to $9.2 million at the end of fiscal 2005 and up from $6.3 million at the end of the first quarter of fiscal 2006. Aehr Test ended the second quarter of fiscal 2006 with no outstanding debt and shareholders' equity of $17.4 million, or $2.32 per share outstanding at November 30, 2005.

"We expect third quarter fiscal 2006 net sales to increase from the second quarter of fiscal 2006," said Gary Larson, vice president and chief financial officer of Aehr Test Systems. "We also expect increased profitability in the third quarter of fiscal 2006 when compared to the quarter just reported."

MANAGEMENT CONFERENCE CALL
Management of Aehr Test will host a conference call and webcast today, Thursday, January 5, 2006 at 5:00 p.m. Eastern (2:00 p.m. Pacific) to discuss the Company's second quarter fiscal 2006 operating results. The conference call will be accessible live via the internet at www.aehr.com. Please go to the website at least 15 minutes before start time to register, download and install any necessary audio software. A replay of the webcast will be available at www.aehr.com for 90 days.

ABOUT AEHR TEST SYSTEMS
Headquartered in Fremont, California, Aehr Test Systems is a leading worldwide provider of systems for burning-in and testing DRAM and logic integrated circuits and has an installed base of more than 2,500 systems worldwide. Aehr Test has developed and introduced several innovative products, including the FOX, MTX and MAX systems, and the DiePak(R) carrier. The FOX system is a full wafer contact test and burn-in system. The MTX system is a massively parallel test system designed to reduce the cost of memory testing by performing both test and burn-in on thousands of devices simultaneously. The MAX system can effectively burn-in and functionally test complex devices, such as digital signal processors, microprocessors, microcontrollers and systems-on-a-chip. The DiePak carrier is a reusable, temporary package that enables IC manufacturers to perform cost-effective final test and burn-in of bare die. For more information, please visit the Company's website at www.aehr.com.

SAFE HARBOR STATEMENT
This release contains forward-looking statements that involve risks and uncertainties relating to projections regarding customer demand and acceptance of Aehr Test's products. Actual results may vary from projected results. These risks and uncertainties include, without limitation, acceptance by customers of Aehr Test's technologies, acceptance by customers of the systems shipped upon receipt of a purchase order and the ability of new products to meet customer needs or perform as described. See Aehr Test's recent 10-K and 10-Q reports and other reports from time to time filed with the Securities and Exchange Commission (SEC) for a more detailed description of the risks facing our business. The Company disclaims any obligation to update information contained in any forward-looking statement to reflect events or circumstances occurring after the date of this press release.

                          [FINANCIAL TABLES TO FOLLOW]

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AEHR TEST SYSTEMS REPORTS SECOND QUARTER RESULTS FOR FISCAL 2006
JANUARY 5, 2006
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                       AEHR TEST SYSTEMS AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                      (in thousands, except per share data)
                                   (Unaudited)

                                           Three Months Ended     Six Months Ended
                                               November 30,         November 30,
                                           -------------------   -------------------
                                             2005       2004       2005       2004
                                           --------   --------   --------   --------
Net sales                                  $  5,817   $  4,790   $ 10,463   $ 10,726
Cost of sales                                 3,112      3,302      5,570      8,171
                                           --------   --------   --------   --------
Gross profit                                  2,705      1,488      4,893      2,555
                                           --------   --------   --------   --------
Operating expenses:
  Selling, general and administrative         1,542      1,115      2,994      2,547
  Research and development                    1,006        992      2,040      2,017
                                           --------   --------   --------   --------
      Total operating expenses                2,548      2,107      5,034      4,564
                                           --------   --------   --------   --------
      Income (loss) from operations             157       (619)      (141)    (2,009)

Interest income                                  36         32         80         56
Other income (expense), net                      12        172         14        196
                                           --------   --------   --------   --------
      Income (loss) before income taxes         205       (415)       (47)    (1,757)

Income tax expense                               39        184         31        166
                                           --------   --------   --------   --------
      Net income (loss)                    $    166   $   (599)  $    (78)  $ (1,923)
                                           ========   ========   ========   ========

Net income (loss) per share
      Basic                                $   0.02   $  (0.08)  $  (0.01)  $  (0.26)
      Diluted                              $   0.02   $  (0.08)  $  (0.01)  $  (0.26)

Shares used in per share calculations:
      Basic                                   7,496      7,412      7,489      7,402
      Diluted                                 7,514      7,412      7,489      7,402

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AEHR TEST SYSTEMS REPORTS SECOND QUARTER RESULTS FOR FISCAL 2006
JANUARY 5, 2006
PAGE 4 OF 4

                       AEHR TEST SYSTEMS AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                      (in thousands, except per share data)

                                                    November 30,      May 31,
                                                       2005            2005
                                                    ------------   ------------
                                                    (Unaudited)
ASSETS

Current assets:
  Cash and cash equivalents                         $      5,807   $      4,952
  Short-term investments                                   1,003          3,813
  Accounts receivable                                      4,113          2,537
  Inventories                                              8,609          7,140
  Prepaid expenses and other                                 388            585
                                                    ------------   ------------
      Total current assets                                19,920         19,027

Property and equipment, net                                1,328          1,232
Long-term investments                                         --            409
Goodwill                                                     274            274
Other assets, net                                            520            527
                                                    ------------   ------------
         Total assets                               $     22,042   $     21,469
                                                    ============   ============

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
  Accounts payable                                  $      1,147   $      1,050
  Accrued expenses                                         1,931          1,943
  Deferred revenue                                         1,255            692
                                                    ------------   ------------
    Total current liabilities                              4,333          3,685

Deferred revenue                                              21             21
Deferred lease commitment                                    306            311
                                                    ------------   ------------
    Total liabilities                                      4,660          4,017
                                                    ------------   ------------

Shareholders' equity:
Common stock, $.01 par value outstanding:
   7,507 and 7,482 shares at November 30, 2005
   and May 31, 2005, respectively                             75             75
Additional paid-in capital                                37,636         37,568
Accumulated other comprehensive income                     1,190          1,250
Accumulated deficit                                      (21,519)       (21,441)
                                                    ------------   ------------
       Total shareholders' equity                         17,382         17,452
                                                    ------------   ------------
       Total liabilities and shareholders' equity   $     22,042   $     21,469
                                                    ============   ============

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